CHISHOLM & ASSOCIATES
A Professional           Certified Public Accountants    Office (801)292-8756
Corporation                    P.O. Box 540216              Fax (801)292-8809
                   North Salt Lake, Utah 84054
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                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 24, 2002, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of Palladium Communications, Inc. for the fiscal years ended June 30, 2001 and December 31, 2000.


/s/ Chisholm & Associates
Chisholm & Associates
North Salt Lake, UT
June 7, 2002